Exhibit 21.1
Subsidiaries of the Company
     Kansas City Southern, a Delaware corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated.

		Jurisdiction of
	Percent	Incorporation or
	Ownership	Organization	Subsidiary of
Arrendadora KCSM, S.A. de C.V.	100	Mexico	Kansas City Southern de México, S. de R.L. de C.V.
Canama Transportation	100	Cayman Islands	Caymex Transportation, Inc.
Caymex Transportation, Inc.	100	Delaware	The Kansas City Southern Railway Company
Ferrocarril y Terminal del Valle de México, S.A. de C.V. (1)	25	Mexico	Kansas City Southern de México, S. de R.L. de C.V.
Gateway Eastern Railway Company	100	Illinois	The Kansas City Southern Railway Company
Grupo KCSM, S.A. de C.V.	100	Mexico	Owned 36.93% by NAFTA Rail, S.A. de C.V. , 24.62% by Kansas City Southern de México, S. de R.L. de C.V., 18.83% by KARA Sub, Inc., 18.83% by KCS Investment I, Ltd. and 0.79% by Caymex Transportation, Inc.
Joplin Union Depot (1)	33	Missouri	The Kansas City Southern Railway Company
Kansas City Southern de México, S. de R.L. de C.V.	100	Mexico	Grupo KCSM, S.A. de C.V.
Kansas City Southern International, Inc	100	Delaware
Kansas City Terminal Railway Company (1)	17	Missouri	The Kansas City Southern Railway Company
KARA Sub, Inc.	100	Delaware
KCS Investment I, Ltd.	100	Delaware
KCSM Holdings LLC	100	Delaware	Grupo KCSM, S.A. de C.V.
KCSM Internacional, S.A. de C.V.	100	Mexico	Kansas City Southern de México, S. de R.L. de C.V.
KCSM Servicios, S.A. de C.V.	100	Mexico	Kansas City Southern de México, S. de R.L. de C.V.
KCSRC y Compania, S. de N.C. de C.V.	100	Mexico	The Kansas City Southern Railway Company
Meridian Speedway, LLC	90	Delaware
Mexrail, Inc.	100	Delaware
NAFTA Rail, S.A. de C.V.	100	Mexico	Caymex Transportation, Inc.
North American Freight Transportation Alliance Railroad Corporation	100	Delaware
PABTEX GP, LLC	100	Texas	Southern Industrial Services Inc.
PABTEX L.P.	100	Delaware	SIS Bulk Holding, Inc.
Panama Canal Railway Company (1)	50	Cayman Islands	Canama Transportation
Panarail Tourism Company (1)	50	Cayman Islands	Panama Canal Railway Company
Port Arthur Bulk Marine Terminal Co.	80	Partnership	The Kansas City Southern Railway Company
Rosenberg Regional LLC	100	Delaware	The Texas Mexican Railway Company
SIS Bulk Holding, Inc.	100	Delaware	Southern Industrial Services Inc.
Southern Capital Corporation, LLC (1)	50	Colorado	The Kansas City Southern Railway Company
Southern Development Company	100	Missouri	The Kansas City Southern Railway Company
Southern Industrial Services Inc.	100	Delaware
The Kansas City Northern Railway Company	100	Delaware	The Kansas City Southern Railway Company
The Kansas City Southern Railway Company	100	Missouri
The Texas Mexican Railway Company	100	Texas	Mexrail, Inc.
TransFin Insurance, Ltd.	100	Vermont
Trans-Serve, Inc. (dba Superior Tie and Timber)	100	Delaware	Southern Industrial Services Inc.
Veals, Inc.	100	Delaware

(1)	Unconsolidated Subsidiary